                                                                    Exhibit 11.2

                       CHIQUITA BRANDS INTERNATIONAL, INC.
                       -----------------------------------

              COMPUTATION OF EARNINGS PER COMMON SHARE (Unaudited)
              ----------------------------------------------------
                    (In thousands, except per share amounts)

                                                                                                       Nine Months Ended
                                                                                                          September 30,
                                                                                                   ---------------------------
                                                                                                       1995            1994
                                                                                                   ------------   ------------
A.  Primary earnings (loss) per common share
    ----------------------------------------
Income (loss) used to calculate primary earnings
  (loss) per common share:
   Income (loss) from continuing operations                                                        $    57,416    $   (14,173)
   Dividends on Series A Preferred Stock                                                                (6,199)        (5,166)
                                                                                                   -----------    -----------
   Income (loss) from continuing operations
     available to common shares                                                                         51,217        (19,339)
   Discontinued operations                                                                               3,351             --
                                                                                                   -----------    -----------
   Income (loss) available to common shares
     before extraordinary item                                                                          54,568        (19,339)
   Extraordinary loss from debt refinancing                                                             (4,713)       (22,840)
                                                                                                   -----------    -----------
   Net income (loss) available to common shares                                                    $    49,855    $   (42,179)
                                                                                                   ===========    ===========
Shares used to calculate primary earnings (loss)
 per common share:
   Weighted average common and equivalent
     Series C preference shares outstanding                                                             53,429         51,939
   Less restricted common shares                                                                          (391)            --
   Dilutive effect of assumed exercise of
     stock options and warrants                                                                            547             --
                                                                                                   -----------    -----------
                                                                                                        53,585         51,939
                                                                                                   ===========    ===========

Primary earnings (loss) per common share:
   Continuing operations                                                                           $       .96    $      (.37)
   Discontinued operations                                                                                 .06             --
   Extraordinary item                                                                                     (.09)          (.44)
                                                                                                   -----------    -----------
   Net income (loss)                                                                               $       .93    $      (.81)
                                                                                                   ===========    ===========

                       CHIQUITA BRANDS INTERNATIONAL, INC.
                       -----------------------------------

              COMPUTATION OF EARNINGS PER COMMON SHARE (Unaudited)
              ----------------------------------------------------
                    (In thousands, except per share amounts)

                                                                                                        Nine Months Ended
                                                                                                          September 30,
                                                                                                   ---------------------------
                                                                                                       1995            1994
                                                                                                   ------------   ------------
B.  Fully diluted earnings (loss) per common share
    ----------------------------------------------
Income (loss) used to calculate fully diluted earnings
  (loss) per common share:
   Income (loss) from continuing operations                                                        $    57,416    $   (14,173)
   Dividends on Series A Preferred Stock                                                                    --         (5,166)
                                                                                                   -----------    -----------
   Income (loss) from continuing operations available
     to common shares                                                                                   57,416        (19,339)
   Discontinued operations                                                                               3,351             --
                                                                                                   -----------    -----------
   Income (loss) available to Common Shares
     before extraordinary item                                                                          60,767        (19,339)
   Extraordinary loss from debt refinancing                                                             (4,713)       (22,840)
                                                                                                   -----------    -----------
   Net income (loss) available to common shares                                                    $    56,054    $   (42,179)
                                                                                                   ===========    ===========


Shares used to calculate fully diluted earnings
  (loss) per common share:
   Weighted average common and equivalent
     Series C preference shares outstanding                                                             53,429         51,939
   Less restricted common shares                                                                          (358)            --
   Dilutive effect of assumed exercise of stock
     options and warrants                                                                                  626             --
   Dilutive effect of assumed conversion of
     Series A Preferred Stock                                                                            7,566             --
                                                                                                   -----------    -----------
                                                                                                        61,263         51,939
                                                                                                   ===========    ===========

Fully diluted earnings (loss) per common share:
   Continuing operations                                                                           $       .94    $      (.37)
   Discontinued operations                                                                                 .05             --
   Extraordinary item                                                                                     (.08)          (.44)
                                                                                                   -----------    -----------
   Net income (loss)                                                                               $       .91    $      (.81)
                                                                                                   ===========    ===========